EXHIBIT 2

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated: March 14, 2024

Erik E. Bergstrom Charitable Remainder Trust

By: /s/ Edith H. Bergstrom
Edith H. Bergstrom
Trustee

/s/ Edith H. Bergstrom
Edith H. Bergstrom

/s/ Jennifer Benz
Jennifer Benz

/s/ Rodrigo Barillas
Rodrigo Barillas

/s/ Janet Greig
Janet Greig

/s/ Wylie Greig
Wylie Greig

Edith H. Bergstrom Living Trust

By:	/s/ Edith H. Bergstrom
Edith H. Bergstrom
Trustee

Erik E. and Edith H. Bergstrom Foundation

By:	/s/ Jennifer Benz
Jennifer Benz
Trustee

By:	/s/ Rodrigo Barillas
Rodrigo Barillas
Trustee

By:	/s/ Janet Greig
Janet Greig
Trustee

By:	/s/ Wylie Greig
Wylie Greig
Trustee